Ex. 99.1

WHITNEY HOLDING CORPORATION
228 ST. CHARLES AVENUE
NEW ORLEANS, LA  70130
www.whitneybank.com

NEWS RELEASE

CONTACT:	Thomas L. Callicutt, Jr.	FOR IMMEDIATE RELEASE
	Trisha Voltz Carlson	October 16, 2008
504/299-5208
tcarlson@whitneybank.com

WHITNEY REPORTS THIRD QUARTER 2008 EARNINGS

New Orleans, Louisiana.  Whitney Holding Corporation (NASDAQ—WTNY) earned $7.0 million in the quarter ended September 30, 2008, compared with net income of $12.9 million for the second quarter of 2008 and $48.8 million for 2007’s third quarter.  Earnings were $.11 per diluted share for the third quarter of 2008, $.20 for the current year’s second quarter and $.71 for the third quarter of 2007.  The results for the third quarter of 2008 include casualty losses and expenses from Hurricanes Gustav and Ike totaling $2.1 million ($1.3 million after-tax, or $.02 per diluted share for the quarter.)   During the third quarter of 2007, Whitney reached a settlement on insurance claims arising from the hurricanes that struck portions of its market area in the late summer of 2005.  With this settlement, the Company recognized a gain of $31.3 million ($19.9 million after-tax, or $.29 per diluted share for the quarter.)
“As we noted in our preliminary release on third quarter results, earnings continue to be impacted by the fragile economy and real estate valuation issues, particularly in Florida,” said John C. Hope, III, Chairman and CEO.  “While we are disappointed in the need for another large provision, we were pleased to see continued balance sheet strength through quarterly loan growth, stable noninterest-bearing deposits, a stable net interest margin and a strong level of capital.”
 “Given the strong level of capital, we have been able to continue to reward our shareholders and pay our quarterly dividend,” said Hope.  “We are well-capitalized and intend to remain so.  However, we are prepared to reconsider our dividend payout if credit problems persist.  Information continues to become available about the government relief package for financial institutions

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announced earlier this week that will allow us to evaluate possible opportunities available to the Company that would be in the long-term best interest of our shareholders.”
 “Today we are focused on addressing credit issues while continuing to be a source of strength and stability for our customers --- just as Whitney has done for the past 125 years,” said Hope.  “We are addressing the challenges present in the current environment and, as you can see from our results, we are still making some money, we are still well-capitalized, we have sufficient levels of liquidity and we are continuing to implement our strategic plan.”

HIGHLIGHTS OF THIRD QUARTER FINANCIAL RESULTS

Loans and Earning Assets
Loans totaled $8.1 billion at the end of the third quarter of 2008, which was up 8%, or $625 million, from September 30, 2007, and up 1%, or $115 million, from the end of 2008’s second quarter.    Loans comprised 81% of average earning assets in the third quarter of 2008, up from 76% in the year-earlier period and 79% in the second quarter of 2008.  Loan demand from Whitney’s Houston, Texas market, was the major contributor to the loan growth from the second quarter of 2008.

Deposits and Funding
Average deposits in the third quarter of 2008 were stable compared to the second quarter of 2008, while deposits at quarter end were down 3% from June 30, 2008.  Noninterest-bearing deposits for the current quarter were up about 1% on both an average and end-of-period basis from the second quarter of 2008.  These demand deposits funded approximately 28% of average earning assets for the period and the percentage of funding from all noninterest-bearing sources totaled 31% in the third quarter of 2008, which was down slightly from 2008’s second quarter.  Higher-cost interest-bearing funds, which include time deposits and borrowings, funded 37% of average earning assets in 2008’s third quarter, up slightly from the second quarter of 2008.

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Net Interest Income
Net interest income (TE) for the third quarter of 2008 was essentially unchanged from the second quarter of 2008.  Both average earning assets and the net interest margin were relatively stable between these periods.  The funding mix shifted further toward higher-cost sources between these periods, mainly from additional short-term borrowings and public funds time deposits.
Whitney’s net interest income (TE) for the third quarter of 2008 decreased  5% compared to the third quarter of 2007.  Average earning assets were up 1% between these periods, and the mix of assets shifted fairly strongly in favor of loans.  The net interest margin (TE) was down 29 basis points from the year-earlier period, mainly reflecting the steep reduction in benchmark rates for the large variable-rate segment of Whitney’s loan portfolio toward the end of 2007 that continued into 2008.  The rates on approximately 31% of the loan portfolio at September 30, 2008 were tied to changes in Libor benchmarks, with another 25% tied to prime.  The reduction in funding costs from declining market rates was partially offset by the impact of a shift toward higher-cost funding sources between these periods.

Provision for Credit Losses and Credit Quality
Whitney provided $40.0 million for credit losses in the third quarter of 2008, compared to $35.0 million in 2008’s second quarter and a $9.0 million provision in the third quarter of 2007.  Net loan charge-offs in 2008’s third quarter were $24.5 million or 1.22% of average loans on an annualized basis, compared to $16.9 million in the second quarter of 2008 and $2.4 million in the third quarter of 2007.  The allowance for loan losses increased $15.5 million during the current quarter and represented 1.55% of total loans at September 30, 2008, up from 1.38% at the end of 2008’s second quarter and 1.10% a year earlier.
Continuing weaknesses in the residential real estate markets, primarily in Florida and coastal Alabama, accounted for approximately $25 million of the provision and approximately $11 million of the gross charge-offs for the third quarter of 2008, mainly related to loans for residential development.   Problem commercial and industrial (C&I) credits added approximately $5 million to the provision for the third quarter of 2008 and accounted for approximately $10 million of charge-offs for the period.  Management added approximately $4 million to the allowance and provision based on its regular assessment of current economic conditions and other qualitative factors.  The quarterly provision also included approximately $4 million related to charge-offs on consumer and other smaller credits and $1 million associated with changes in noncriticized credits.

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The total of loans criticized through the Company’s credit risk-rating process was $586 million at September 30, 2008, which represented 7% of total loans and a net increase of $121 million from June 30, 2008.  The increase was largely concentrated in loans for residential development, the majority of which were from the Florida and Alabama markets.  Included in the criticized loan total at September 30, 2008 were $235 million of nonperforming loans, up a net $88 million from June 30, 2008.  Total foreclosed assets and surplus property increased to $19.6 million at September 30, 2008, up from $14.5 million at June 30, 2008, mainly related to residential development and investment properties as well as some surplus land originally intended for a branch site.

Noninterest Income
Excluding the insurance settlement gain in the third quarter of 2007 that was noted earlier, noninterest income for 2008’s third quarter increased 10%, or $2.3 million, from the year-earlier period.  Deposit service charge income in the third quarter of 2008 was up 5%, or $.4 million, aided mainly by reduced earnings credits allowed on certain commercial deposit accounts.  Fee income from Whitney’s secondary mortgage market operations decreased 18% reflecting difficult financial and housing market conditions.  The categories comprising other noninterest income, excluding the insurance settlement gain, increased a combined $2.1 million compared to the third quarter of 2007, with positive contributions from most recurring revenue sources, including $1.6 million of earnings on the $150 million of life insurance policies purchased under a program implemented in late May 2008.
Noninterest income decreased 3%, or $.7 million, compared to 2008’s second quarter.  There were small declines in most recurring revenue sources, other than from the life insurance program, most of which can be at least partly attributed to recent financial and credit market conditions and overall economic conditions.  Net gains on sales of and other revenue from grandfathered assets were down $.3 million from the $.6 million total recognized in the second quarter of 2008.

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Noninterest Expense
Noninterest expense in the third quarter of 2008 increased 1%, or $1.3 million, from 2007’s third quarter.  The current year’s period included $2.1 million for uninsured casualty losses and expenses arising from Hurricanes Gustav and Ike that struck parts of the Company’s market area in September.
Whitney’s personnel expense decreased 2%, or $1.0 million, between these periods, primarily due to a decrease in compensation associated with management incentive programs and the impact of a 3% reduction in the average full-time equivalent staff level.
Net occupancy expense increased 6%, or $.5 million, compared to the third quarter of 2007.  Increased expenses related to de novo branch expansion, higher energy costs and nonrecurring or periodic facility repairs were partly offset by a reduction in the cost of insurance.  Equipment and data processing expense increased 6%, or $.3 million, driven in part by the cost of new customer-oriented applications associated with strategic initiatives and by branch expansion.  The $.3 million reduction in telecommunication and postage expense mainly reflected the elimination of some redundant communication services used during an upgrade project in 2007.  Legal and other professional fees and other noninterest expense were impacted by higher costs associated with problem loan collection efforts.  Other noninterest expense in the third quarter of 2008 also included the $2.1 million storm-related item mentioned earlier and increased deposit insurance expense with the change to the new assessment system in 2008.
Excluding storm-related items, noninterest expense for 2008’s third quarter was up 2%, or $1.9 million, compared to the second quarter of 2008.  Personnel expense increased $.9 million, although this was mainly related to a reduction in share-based compensation in the second quarter of 2008 that resulted from a periodic reassessment of multi-year performance estimates.  Net occupancy expense was up $.7 million on nonrecurring repair costs and seasonal increases in energy costs.  Increased loan collection efforts impacted both legal and other professional services and the other noninterest expense categories.  Deposit insurance expense was up $.6 million after the one-time credit granted in connection with the new assessment system was fully utilized in the second quarter of 2008.

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Capital
Regulatory capital ratios at September 30, 2008 remained well above those required for the Company and Whitney National Bank to be considered well-capitalized institutions.  The Company’s tangible common equity ratio was 7.89% at the end of 2008’s third quarter which was stable with the ratio at June 30, 2008, but down from 8.24% at year-end 2007.  Whitney’s regulatory leverage ratio was 8.14% at September 30, 2008 compared to 8.27% at the end of the second quarter of 2008 and 8.79% at December 31, 2007.  The decline in the ratios from the end of 2007 reflected the completion of a share repurchase program and a dividend payout in excess of earnings over this period.

Conference Call and Additional Financial Information

Management will host a conference call today at 3:30 p.m. CT to review third quarter 2008 results.  Analysts and investors may dial in and participate in the question/answer session.  A live listen-only webcast of the call will be available under the Investor Relations section of our website at http://www.whitneybank.com.  To participate in the Q&A portion of the call, dial (800) 753-0420 or (913) 312-9330.  An audio archive of the conference call will be available under the Investor Relations section of our website.  A replay of the call will also be available through October 22, 2008 by dialing (888) 203-1112 or (719) 457-0820, passcode 2427618.

This earnings release, including additional financial tables related to third quarter 2008 results, is posted in the Investor Relations section of the Company's web site at http://investor.whitneybank.com/releases.cfm?ReleasesType=Earnings&Year=2008.

Whitney Holding Corporation, through its banking subsidiary Whitney National Bank, serves the five-state Gulf Coast region stretching from Houston, Texas; across southern Louisiana and the coastal region of Mississippi; to central and south Alabama; the panhandle of Florida; and the Tampa Bay metropolitan area of Florida.
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Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.  The forward-looking statements made in this release include, but may not be limited to, expectations regarding future dividend payments, capital adequacy and capital ratios, allowance for loan losses and credit quality trends.
Whitney’s ability to accurately project results or predict the effects of future plans or strategies is inherently limited.  Although Whitney believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results to differ from those expressed in the Company’s forward-looking statements include, but are not limited to, those outlined in Whitney’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).
You are cautioned not to place undue reliance on these forward-looking statements.  Whitney does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

(WTNY-E)

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands, except per share data)	2008	2007	2008	2007

INCOME DATA
Net interest income	$111,435	$116,718	$336,105	$348,455
Net interest income (tax-equivalent)	112,601	118,245	339,760	353,086
Provision for credit losses	40,000	9,000	89,000	7,000
Noninterest income	25,472	54,455	80,122	102,601
Net securities gains in noninterest income	67	(1)	67	(1)
Noninterest expense	89,549	88,229	259,068	263,334
Net income	7,048	48,766	49,777	120,810

QUARTER-END BALANCE SHEET DATA
Loans	$8,077,775	$7,452,905	$8,077,775	$7,452,905
Investment securities	1,812,025	1,875,096	1,812,025	1,875,096
Earning assets	9,943,868	9,738,123	9,943,868	9,738,123
Total assets	10,987,447	10,604,834	10,987,447	10,604,834
Noninterest-bearing deposits	2,809,923	2,639,020	2,809,923	2,639,020
Total deposits	8,054,431	8,387,235	8,054,431	8,387,235
Shareholders' equity	1,183,001	1,253,809	1,183,001	1,253,809

AVERAGE BALANCE SHEET DATA
Loans	$8,007,507	$7,362,491	$7,853,872	$7,278,450
Investment securities	1,853,581	1,916,927	1,997,942	1,865,161
Earning assets	9,892,165	9,746,184	9,922,077	9,562,005
Total assets	10,902,329	10,633,674	10,846,118	10,443,686
Noninterest-bearing deposits	2,771,101	2,686,189	2,722,253	2,718,156
Total deposits	8,230,249	8,480,098	8,275,705	8,394,819
Shareholders' equity	1,192,535	1,224,940	1,211,902	1,193,984

PER SHARE DATA
Earnings per share
Basic	$.11	$.72	$.77	$1.80
Diluted	.11	.71	.76	1.78
Cash dividends per share	$.31	$.29	$.93	$.87
Book value per share, end of period	$18.49	$18.53	$18.49	$18.53
Tangible book value per share, end of period	$13.13	$13.35	$13.13	$13.35
Trading data
High sales price	$33.02	$30.32	$33.02	$33.26
Low sales price	13.96	23.02	13.96	23.02
End-of-period closing price	24.25	26.38	24.25	26.38
Trading volume	72,540,716	28,674,777	171,546,268	57,966,204

RATIOS
Return on average assets	.26%	1.82%	.61%	1.55%
Return on average shareholders' equity	2.35	15.79	5.49	13.53
Net interest margin	4.53	4.82	4.57	4.93
Dividend payout ratio	285.63	40.70	120.98	49.02
Average loans as a percentage of average deposits	97.29	86.82	94.90	86.70
Efficiency ratio	64.89	51.09	61.71	57.79
Allowance for loan losses as a percentage of
loans, end of period	1.55	1.10	1.55	1.10
Annualized net charge-offs (recoveries) as a
percentage of average loans	1.22	.13	.87	.08
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	3.15	1.22	3.15	1.22
Average shareholders' equity as a percentage
of average total assets	10.94	11.52	11.17	11.43
Tangible common equity as a percentage of
tangible assets, end of period	7.89	8.81	7.89	8.81
Leverage ratio, end of period	8.14	9.19	8.14	9.19
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
QUARTERLY TRENDS
	Third	Second	First	Fourth	Third
	Quarter	Quarter	Quarter	Quarter	Quarter
(dollars in thousands, except per share data)	2008	2008	2008	2007	2007

INCOME DATA
Net interest income	$111,435	$111,125	$113,545	$116,336	$116,718
Net interest income (tax-equivalent)	112,601	112,344	114,815	117,782	118,245
Provision for credit losses	40,000	35,000	14,000	10,000	9,000
Noninterest income	25,472	26,174	28,476	24,080	54,455
Net securities gains in noninterest income	67	-	-	-	(1)
Noninterest expense	89,549	85,590	83,929	85,774	88,229
Net income	7,048	12,874	29,855	30,244	48,766

QUARTER-END BALANCE SHEET DATA
Loans	$8,077,775	$7,962,543	$7,723,508	$7,585,701	$7,452,905
Investment securities	1,812,025	1,955,692	2,131,446	1,985,237	1,875,096
Earning assets	9,943,868	9,955,091	9,882,369	10,122,071	9,738,123
Total assets	10,987,447	11,016,323	10,781,912	11,027,264	10,604,834
Noninterest-bearing deposits	2,809,923	2,773,086	2,724,396	2,740,019	2,639,020
Total deposits	8,054,431	8,266,880	8,295,298	8,583,789	8,387,235
Shareholders' equity	1,183,001	1,183,078	1,214,425	1,228,736	1,253,809

AVERAGE BALANCE SHEET DATA
Loans	$8,007,507	$7,866,942	$7,685,478	$7,542,040	$7,362,491
Investment securities	1,853,581	2,025,397	2,116,433	1,979,044	1,916,927
Earning assets	9,892,165	9,929,683	9,944,709	9,857,897	9,746,184
Total assets	10,902,329	10,838,912	10,796,496	10,716,391	10,633,674
Noninterest-bearing deposits	2,771,101	2,747,125	2,647,995	2,679,261	2,686,189
Total deposits	8,230,249	8,220,223	8,377,141	8,406,547	8,480,098
Shareholders' equity	1,192,535	1,213,461	1,229,921	1,257,220	1,224,940

PER SHARE DATA
Earnings per share
Basic	$.11	$.20	$.46	$.45	$.72
Diluted	.11	.20	.45	.45	.71
Cash dividends per share	$.31	$.31	$.31	$.29	$.29
Book value per share, end of period	$18.49	$18.51	$18.90	$18.67	$18.53
Tangible book value per share, end of period	$13.13	$13.12	$13.51	$13.37	$13.35
Trading data
High sales price	$33.02	$26.32	$27.49	$28.35	$30.32
Low sales price	13.96	17.85	21.12	22.46	23.02
End-of-period closing price	24.25	18.30	24.79	26.15	26.38
Trading volume	72,540,716	53,522,061	45,483,491	30,514,264	28,674,777

RATIOS
Return on average assets	.26%	.48%	1.11%	1.12%	1.82%
Return on average shareholders' equity	2.35	4.27	9.76	9.54	15.79
Net interest margin	4.53	4.54	4.64	4.75	4.82
Dividend payout ratio	285.63	155.49	67.23	64.16	40.70
Average loans as a percentage of average deposits	97.29	95.70	91.74	89.72	86.82
Efficiency ratio	64.89	61.79	58.57	60.46	51.09
Allowance for loan losses as a percentage of
loans, end of period	1.55	1.38	1.19	1.16	1.10
Annualized net charge-offs (recoveries) as a
percentage of average loans	1.22	.86	.53	.21	.13
Nonperforming assets as a percentage of loans
plus foreclosed assets and surplus
property, end of period	3.15	2.03	1.96	1.64	1.22
Average shareholders' equity as a percentage
of average total assets	10.94	11.20	11.39	11.73	11.52
Tangible common equity as a percentage of
tangible assets, end of period	7.89	7.86	8.32	8.24	8.81
Leverage ratio, end of period	8.14	8.27	8.45	8.79	9.19
Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income (excluding securities gains and losses).

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
DAILY AVERAGE CONSOLIDATED BALANCE SHEETS
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands)	2008	2007	2008	2007
ASSETS
EARNING ASSETS
Loans	$8,007,507	$7,362,491	$7,853,872	$7,278,450
Investment securities
Securities available for sale	1,601,202	1,645,979	1,725,933	1,593,250
Securities held to maturity	252,379	270,948	272,009	271,911
Total investment securities	1,853,581	1,916,927	1,997,942	1,865,161
Federal funds sold and short-term investments	21,681	445,225	56,276	397,579
Loans held for sale	9,396	21,541	13,987	20,815
Total earning assets	9,892,165	9,746,184	9,922,077	9,562,005
NONEARNING ASSETS
Goodwill and other intangible assets	343,720	351,965	345,471	345,850
Accrued interest receivable	40,731	49,505	43,228	48,458
Other assets	736,862	562,606	633,122	565,238
Allowance for loan losses	(111,149)	(76,586)	(97,780)	(77,865)

Total assets	$10,902,329	$10,633,674	$10,846,118	$10,443,686

LIABILITIES
INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	$1,013,472	$1,000,496	$1,065,852	$1,035,871
Money market investment deposits	1,193,546	1,238,855	1,221,660	1,219,333
Savings deposits	932,454	910,828	918,024	929,899
Other time deposits	722,900	863,651	754,403	821,240
Time deposits $100,000 and over	1,596,776	1,780,079	1,593,513	1,670,320
Total interest-bearing deposits	5,459,148	5,793,909	5,553,452	5,676,663

Short-term borrowings	1,202,585	631,189	1,072,588	606,161
Long-term debt	156,962	168,754	159,744	125,713
Total interest-bearing liabilities	6,818,695	6,593,852	6,785,784	6,408,537
NONINTEREST-BEARING LIABILITIES
Noninterest-bearing deposits	2,771,101	2,686,189	2,722,253	2,718,156
Accrued interest payable	19,039	28,923	21,640	23,922
Other liabilities	100,959	99,770	104,539	99,087
Total liabilities	9,709,794	9,408,734	9,634,216	9,249,702
SHAREHOLDERS' EQUITY	1,192,535	1,224,940	1,211,902	1,193,984

Total liabilities and shareholders' equity	$10,902,329	$10,633,674	$10,846,118	$10,443,686

EARNING ASSETS LESS
INTEREST-BEARING LIABILITIES	$3,073,470	$3,152,332	$3,136,293	$3,153,468

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
	September 30	December 31	September 30
(dollars in thousands)	2008	2007	2007
ASSETS
Cash and due from financial institutions	$296,143	$290,199	$243,327
Federal funds sold and short-term investments	46,117	534,558	391,437
Loans held for sale	7,951	16,575	18,685
Investment securities
Securities available for sale	1,565,459	1,698,795	1,601,895
Securities held to maturity	246,566	286,442	273,201
Total investment securities	1,812,025	1,985,237	1,875,096
Loans	8,077,775	7,585,701	7,452,905
Allowance for loan losses	(125,370)	(87,909)	(82,135)
Net loans	7,952,405	7,497,792	7,370,770
Bank premises and equipment	183,669	190,095	186,256
Goodwill	331,295	331,295	331,295
Other intangible assets	11,626	17,103	19,247
Accrued interest receivable	37,592	44,860	50,334
Other assets	308,624	119,550	118,387
Total assets	$10,987,447	$11,027,264	$10,604,834

LIABILITIES
Noninterest-bearing demand deposits	$2,809,923	$2,740,019	$2,639,020
Interest-bearing deposits	5,244,508	5,843,770	5,748,215
Total deposits	8,054,431	8,583,789	8,387,235
Short-term borrowings	1,465,857	910,019	654,636
Long-term debt	156,907	165,455	168,683
Accrued interest payable	18,457	27,079	28,924
Other liabilities	108,794	112,186	111,547
Total liabilities	9,804,446	9,798,528	9,351,025
SHAREHOLDERS' EQUITY
Common stock, no par value	2,800	2,800	2,800
Capital surplus	412,163	408,266	403,666
Retained earnings	875,347	885,792	874,954
Accumulated other comprehensive income (loss)	(12,437)	(18,803)	(27,541)
Treasury stock at cost	(94,872)	(49,319)	(70)
Total shareholders' equity	1,183,001	1,228,736	1,253,809
Total liabilities and shareholders' equity	$10,987,447	$11,027,264	$10,604,834
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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands, except per share data)	2008	2007	2008	2007
INTEREST INCOME
Interest and fees on loans	$116,501	$141,448	$358,973	$415,877
Interest and dividends on investments	21,823	22,233	69,334	63,864
Interest on federal funds sold and
short-term investments	115	5,764	1,495	15,557
Total interest income	138,439	169,445	429,802	495,298
INTEREST EXPENSE
Interest on deposits	19,393	43,798	71,189	122,641
Interest on short-term borrowings	5,259	6,363	15,323	18,501
Interest on long-term debt	2,352	2,566	7,185	5,701
Total interest expense	27,004	52,727	93,697	146,843
NET INTEREST INCOME	111,435	116,718	336,105	348,455
PROVISION FOR CREDIT LOSSES	40,000	9,000	89,000	7,000
NET INTEREST INCOME AFTER PROVISION
FOR CREDIT LOSSES	71,435	107,718	247,105	341,455
NONINTEREST INCOME
Service charges on deposit accounts	8,252	7,882	24,893	22,550
Bank card fees	4,452	4,344	13,024	12,178
Trust service fees	3,189	3,244	9,964	9,615
Secondary mortgage market operations	1,063	1,295	3,559	3,707
Other noninterest income	8,449	37,691	28,615	54,552
Securities transactions	67	(1)	67	(1)
Total noninterest income	25,472	54,455	80,122	102,601
NONINTEREST EXPENSE
Employee compensation	39,456	40,582	115,908	119,911
Employee benefits	8,547	8,414	26,547	25,453
Total personnel	48,003	48,996	142,455	145,364
Net occupancy	9,177	8,666	26,309	25,546
Equipment and data processing	6,048	5,710	18,510	17,200
Telecommunication and postage	2,684	3,033	8,136	9,527
Corporate value and franchise taxes	2,324	2,417	6,994	7,176
Legal and other professional services	2,951	2,712	7,728	7,678
Amortization of intangibles	1,641	2,853	5,478	8,735
Other noninterest expense	16,721	13,842	43,458	42,108
Total noninterest expense	89,549	88,229	259,068	263,334
INCOME BEFORE INCOME TAXES	7,358	73,944	68,159	180,722
INCOME TAX EXPENSE	310	25,178	18,382	59,912
NET INCOME	$7,048	$48,766	$49,777	$120,810

EARNINGS PER SHARE
Basic	$.11	$.72	$.77	$1.80
Diluted	.11	.71	.76	1.78
WEIGHTED -AVERAGE
SHARES OUTSTANDING
Basic	64,057,895	67,526,329	64,324,441	66,957,065
Diluted	64,740,931	68,237,485	65,113,263	67,896,650
CASH DIVIDENDS PER SHARE	$.31	$.29	$.93	$.87

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
SUMMARY OF INTEREST RATES (TAX-EQUIVALENT)*
	Third	Second	Third	Nine Months Ended
	Quarter	Quarter	Quarter	September 30
	2008	2008	2007	2008	2007

EARNING ASSETS
Loans**	5.79%	5.93%	7.62%	6.10%	7.63%
Investment securities	4.95	4.81	4.89	4.86	4.83
Federal funds sold and short-term investments	2.13	2.18	5.14	3.55	5.23
Total interest-earning assets	5.62%	5.70%	6.97%	5.83%	6.99%

INTEREST-BEARING LIABILITIES
Interest-bearing deposits
NOW account deposits	.53%	.59%	1.20%	.66%	1.18%
Money market investment deposits	.95	.98	3.01	1.18	2.97
Savings deposits	.40	.39	1.01	.47	.98
Other time deposits	2.79	3.27	3.95	3.28	3.78
Time deposits $100,000 and over	2.29	2.61	4.56	2.79	4.51
Total interest-bearing deposits	1.41%	1.57%	3.00%	1.71%	2.89%

Short-term borrowings	1.74	1.69	4.00	1.91	4.08
Long-term debt	6.00	5.99	6.08	6.00	6.05
Total interest-bearing liabilities	1.58%	1.69%	3.17%	1.84%	3.06%

NET INTEREST SPREAD (tax-equivalent)
Yield on earning assets less cost of interest-
bearing liabilities	4.04%	4.01%	3.80%	3.99%	3.93%

NET INTEREST MARGIN (tax-equivalent)
Net interest income (tax equivalent) as a
percentage of average earning assets	4.53%	4.54%	4.82%	4.57%	4.93%

COST OF FUNDS
Interest expense as a percentage of average interest-
bearing liabilities plus interest-free funds	1.09%	1.16%	2.15%	1.26%	2.06%

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN QUALITY
	Third	Third	Nine Months Ended
	Quarter	Quarter	September 30
(dollars in thousands)	2008	2007	2008	2007

ALLOWANCE FOR LOAN LOSSES
Allowance at beginning of period	$109,852	$75,099	$87,909	$75,927
Allowance of acquired banks	-	-	-	2,791
Provision for credit losses	40,000	9,400	89,000	7,900
Loans charged off	(27,325)	(5,119)	(56,659)	(12,698)
Recoveries on loans previously charged off	2,843	2,755	5,120	8,215
Net loans charged off	(24,482)	(2,364)	(51,539)	(4,483)
Allowance at end of period	$125,370	$82,135	$125,370	$82,135

Allowance for loan losses as a percentage of
loans, at end of period	1.55%	1.10%	1.55%	1.10%

Annualized net charge-offs as a percentage
of average loans	1.22	.13	.87	.08

Annualized gross charge-offs as a percentage of
average loans	1.36	.28	.96	.23

Recoveries as a percentage of gross charge-offs	10.40	53.82	9.04	64.70

RESERVE FOR LOSSES ON
UNFUNDED CREDIT COMMITMENTS
Reserve at beginning of period	$1,300	$1,400	$1,300	$1,900
Provision for credit losses	-	(400)	-	(900)
Reserve at end of period	$1,300	$1,000	$1,300	$1,000

	September 30	June 30	December 31	September 30
(dollars in thousands)	2008	2008	2007	2007

NONPERFORMING ASSETS
Loans accounted for on a nonaccrual basis	$235,136	$147,383	$120,096	$88,580
Restructured loans	-	-	-	-
Total nonperforming loans	235,136	147,383	120,096	88,580
Foreclosed assets and surplus property	19,597	14,524	4,624	2,628
Total nonperforming assets	$254,733	$161,907	$124,720	$91,208
Loans 90 days past due still accruing	$6,145	$7,490	$8,711	$2,967

Nonperforming assets as a percentage of loans plus
foreclosed assets and surplus property, at end of period	3.15%	2.03%	1.64%	1.22%

Allowance for loan losses as a percentage of
nonperforming loans, at end of period	53.32	74.54	73.20	92.72

Loans 90 days past due still accruing as a
percentage of loans, at end of period	.08	.09	.11	.04

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WHITNEY HOLDING CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO DETAIL

LOAN PORTFOLIO AT QUARTER-END
		2008			2007
(dollars in millions)		September	June	March	December	September

Commercial, financial & agricultural		$3,101	$3,087	$2,897	$2,823	$2,837
Real estate - commercial, construction & other		3,612	3,537	3,533	3,477	3,345
Real estate - residential mortgage		1,003	983	950	934	924
Individuals		362	356	344	352	347
Total loans		$8,078	$7,963	$7,724	$7,586	$7,453

GEOGRAPHIC DISTRIBUTION OF LOAN PORTFOLIO AT SEPTEMBER 30, 2008
				Alabama/		Percent
(dollars in millions)	Louisiana	Texas	Florida	Mississippi	Total	of total

Commercial, financial & agricultural	$2,147	$583	$101	$270	$3,101	38%

Residential construction	74	89	57	45	265	3%
Commercial construction,
land & land development	377	367	433	241	1,418	18%
Commercial - owner-user	488	89	180	65	822	10%
Commercial - other	512	155	313	127	1,107	14%
Real estate - commercial, construction & other	1,451	700	983	478	3,612	45%
Real estate - residential mortgage	533	125	221	124	1,003	12%
Individuals	244	16	64	38	362	4%
Total	$4,375	$1,424	$1,369	$910	$8,078	100%
Percent of total	54%	18%	17%	11%	100%

CRITICIZED LOANS AT SEPTEMBER 30, 2008
				Alabama/		Percent
(dollars in millions)	Louisiana	Texas	Florida	Mississippi	Total	of loans

Commercial, financial & agricultural	$29	$38	$6	$26	$99	3%

Residential construction	8	10	20	3	41	15%
Commercial construction,
land & land development	28	3	140	34	205	14%
Commercial - owner-user	35	2	17	12	66	8%
Commercial - other	36	-	49	18	103	9%
Real estate - commercial, construction & other	107	15	226	67	415	11%
Real estate - residential mortgage	24	2	31	6	63	6%
Individuals	5	-	2	2	9	2%
Total	$165	$55	$265	$101	$586	7%
Percent of loans	4%	4%	19%	11%	7%

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